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                                                                   EXHIBIT 99.15

October 6, 2000




VIA EDGAR

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.   20549

RE: REPRESENTATION OF COUNSEL FOR SAFECO LIFE INSURANCE COMPANY ("SAFECO LIFE") AND ITS SAFECO SEPARATE ACCOUNT C ("SEPARATE ACCOUNT") PRE-EFFECTIVE AMENDMENT NO. 1, FORM N-4

FILE NOS.  333-41622 AND 811-8052



Commissioners:

SAFECO and its Separate Account believe that the filing of Pre-Effective Amendment No. 1 is consistent with the purposes and requirements for filing under Rule 485(a) under the Securities Act of 1933 ("1933 Act"). This representation is based on the fact that the changes included in this Pre-Effective Amendment No. 1 are consistent with the purposes and requirements described in the adopting release for the changes to Rule 485 (IC-Rel. 20486).

Based on the above, the filing of Pre-Effective Amendment No. 1 is made pursuant to Rule 485(a) of the 1933 Act and has been requested to become effective on October 9, 2000. The undersigned has prepared and reviewed Pre-Effective Amendment No. 1, and it is his opinion that Pre-Effective Amendment No. 1 does not contain disclosures which would render it ineligible to become effective pursuant to paragraph (a) of Rule 485.

Sincerely,

/s/ William E. Crawford

William E. Crawford
Counsel